UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2016

Date of Report (Date of earliest event reported)

Stallion Synergies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-196599	46-5343763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue Suite H207 New York, New York 10001	10001
(Address of principal executive offices)	(Zip Code)

(212) 726-2983

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

As previously reported in current report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2016, on April 8, 2016, there was a change in control of Stallion Synergies, Inc., a corporation organized under the laws of the State of Nevada (the "Company"). In accordance with the terms and provisions of that certain stock purchase agreement dated March 26, 2016 and effective April 8, 2016 (the "Stock Purchase Agreement") by and between Long Nguyen (“Nguyen”) and Qiaofang Liang, Xianguo Si and Aibo Wen (collectively, the “Purchasers”), the Purchasers acquired from Nguyen an aggregate 9,000,000 shares of common stock of the Company. Therefore, there will be a change in the business operations of the Company.

Amendment to Articles of Incorporation - Name Change

Effective April 8, 2016, Board of Directors and the majority shareholders of the Company approved an amendment to the articles of incorporation to change the name of the Company from Stallion Synergies Inc.” to "World Wind Holding Group Inc." (the “Name Change Amendment”). The Amendment was filed with the Secretary of State of Nevada on April 8, 2016 changing the name of the Company to "World Wind Holding Group Inc." (the "Name Change"). The Name Change was effected to better reflect the future business operations of the Company. See "Section 7. Corporate Governance and Management. Item 5.07 Submission of a Vote to Security Holders."

The Company has filed appropriate documents with FINRA to effect the Name Change, which is currently pending. Subsequent to FINRA declaring an effective date for the Name Change, the new trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Name Change. After twenty business days has passed, the Company's new trading symbol will no longer have the “D”.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

5.07 Submission of Matters to a Vote of Security Holders

Name Change Amendment/Reverse Stock Split

On April 8, 2016, the members of the Board of Directors and the majority shareholders of the Company approved a reverse stock split of one for two hundred fifty (1:250) of the Company's total issued and outstanding shares of common stock (the “Stock Split”) and the Name Change. Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Stock Split and the Name Change. The Company’s articles of incorporation do not authorize cumulative voting. As of the record date of April 8, 2016, the Company had 29,500,000 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 20,000,000 votes, which represents approximately 67.80% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Stock Split and the Name Change described herein in a unanimous written consent dated April 8, 2016.

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The Board of Directors had previously considered factors regarding their approval of the Stock Split including, but not limited to: (i) current trading price of the Company’s shares of common stock on the OTC Market and potential to increase the marketability and liquidity of the Company’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; and (iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates. The Board of Directors of the Company approved the Name Change and the Stock Split and recommended the majority shareholders of the Company review and approve the Name Change and the Stock Split.

As of the date of this Current Report on Form 8-K, the Board of Directors has determined that it is not advisable to effect the Reverse Stock Split based upon proposed future corporate structure and operational strategy.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

3.1.1	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 30, 2014 regarding change in name.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALLION SYNERGIES INC.

DATE: June 27, 2016	/s/ Aibo Wen
Aibo Wen
President/Chief Executive Officer

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